Exhibit 32

Certification of Chief Executive Officer

Pursuant to 18 U.S.C. § 1350, as created by Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officer of Symmetricom, Inc., a Delaware corporation (the “Company”) hereby certifies, to such officer’s knowledge, that:

(i)            the accompanying Amendment No. 1 to Annual Report on Form 10-K of the Company for the fiscal year ended July 1, 2007 (the “Report”) fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

(ii)           the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: June 17, 2008

/s/ THOMAS W. STEIPP
Thomas W. Steipp
Chief Executive Officer (Principal Executive Officer)

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Certification of Chief Financial Officer

Pursuant to 18 U.S.C. § 1350, as created by Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officer of Symmetricom, Inc., a Delaware corporation (the “Company”) hereby certifies, to such officer’s knowledge, that:

(i)            the accompanying Amendment No. 1 to Annual Report on Form 10-K of the Company for the fiscal year ended July 1, 2007 (the “Report”) fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

(ii)           the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: June 17, 2008

/s/ WILLIAM SLATER
William Slater
Executive Vice President Finance and Administration, Chief Financial Officer and Secretary (Principal Financial and Accounting Officer)